UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934

Date of Report (Date Earliest Event report):

July 19, 2019

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National Vision Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	46-4841717 (I.R.S. Employer Identification No.)

2435 Commerce Ave, Building 2200 Duluth, Georgia (Address of principal executive offices)	30096 (Zip Code)

(770) 822-3600 (Registrant’s telephone number, including area code)	Not Applicable (Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2019, National Vision Holdings, Inc. (the “Company”) announced that, effective July 29, 2019, Melissa Rasmussen will be joining the Company as Chief Accounting Officer, to succeed Chris Beasley, currently Senior Vice President, Accounting and Controller. Mr. Beasley will be stepping down from the Chief Accounting Officer position effective July 29, 2019 and will remain at the Company through September 4, 2019 to help support Ms. Rasmussen’s transition.

Ms. Rasmussen, age 42, has served as the Vice President and Corporate Controller for Lexmark International, Inc. in Lexington, Kentucky since November 2016. From February 2012 until November 2016, she served as Director of SEC Reporting and Corporate Consolidation for Lexmark International, Inc. Ms. Rasmussen holds a bachelor’s of science in accounting from the University of Kentucky and is a Certified Public Accountant.

The Compensation Committee of the Board approved a compensatory arrangement with Ms. Rasmussen in connection with her appointment to the position of Chief Accounting Officer.  The compensation arrangement with Ms. Rasmussen, effective as of the date of her appointment on July 29, 2019, includes payment to Ms. Rasmussen of (i) an annual base salary of $270,000, (ii) an annual bonus opportunity with a target amount of 37.50% of her base salary (which, for fiscal year 2019, will be pro-rated for time served as Chief Accounting Officer); (iii) a cash sign-on bonus of $25,000 to be paid within 30 days of the effective date of her appointment; and (iv) beginning in fiscal year 2019, subject to the Compensation Committee of the Board’s discretion, annual long term equity incentive awards with a target value equal to $160,000, 50% payable in performance share units and 50% payable in stock options.

The selection of Ms. Rasmussen to serve as Chief Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Rasmussen and any director or executive officer of the Company, and there are no transactions between Ms. Rasmussen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointment of Ms. Rasmussen and the departure of Mr. Beasley described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	National Vision Holdings, Inc. Press Release dated July 19, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: July 19, 2019	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary